Exhibit 10.7

AMENDMENT TO AMENDED AND RESTATED MANAGEMENT PERFORMANCE COMPENSATION PLAN

The AnnTaylor Stores Corporation Management Performance Compensation Plan (“AMIP”) is hereby amended and restated as set forth below.

1. The following sections of the AnnTaylor Stores Corporation AMIP are hereby amended and restated to read as follows:

“(a) Payment of an Award (if any) for a Performance Cycle will be made in cash promptly following the end of the Performance Cycle to which it relates and following the certification by the Committee pursuant to Section 5(f) (but in no event later than the last day of the “applicable 2  1/2 month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A)).”

“5(e) Performance Compensation shall be paid by the Company or the Subsidiary employing the Participant promptly following the end of the Performance Period to which it relates, or at such later time as may be determined by the Committee at the time the Award is made. The foregoing notwithstanding, no payment of Performance Compensation for a Performance Period may be made to a Section 162(m) Officer until the performance results for that Performance Period are certified by the Committee. A Participant shall not be entitled to receive payment of Performance Compensation unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company or one of its Subsidiaries at the time the Performance Compensation is actually paid except as otherwise determined by the Committee. All Performance Compensation shall be paid not later than the last day of the ‘applicable 2 1 /2 month period’, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A).”

“2(c) A “Change in Control” shall be deemed to have occurred if:

“(iii) there is consummated a merger or consolidation of the Company with any other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or”

Except as set forth above, AMIP is hereby ratified and affirmed in all respects.